Exhibit 99.1

Atlantic American Corporation Receives Expected Nasdaq Staff Delisting Determination Related to Delayed Filing of Periodic Reports

ATLANTA, Georgia, October 22, 2026 — Atlantic American Corporation (Nasdaq: AAME) today announced that on October 16, 2026, the Company received a Staff Delisting Determination (the “Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), which notified the Company that it has initiated a process to delist the Company’s common stock. The Staff Determination was issued because the Company had not filed its Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10‑K”) and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026 (collectively, the “Delinquent Reports”) by the previously extended deadline of October 12, 2026, and therefore was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”). The Rule requires companies listed on Nasdaq to timely file all required periodic reports with the Securities and Exchange Commission (“SEC”).

Subsequent to the Company’s receipt of the Staff Determination, the Company filed the 2025 Form 10-K with the SEC on October 16, 2026. The Company continues to work diligently, and is making progress, toward filing the remaining Delinquent Reports and regaining compliance with the Rule as promptly as practicable.

The Company intends to appeal the Staff Determination by timely requesting a hearing before the Nasdaq Hearings Panel. The hearing request must be made no later than October 23, 2026. Under Nasdaq’s listing rules, the hearing request will automatically stay the delisting action for 15 calendar days from the date of the hearing request. The Company also intends to request a further stay of the delisting action pending completion of the hearing process. According to the Staff Determination, hearings are typically scheduled to occur approximately 30 to 45 days after the date of a company’s hearing request.

The Company intends to present to the Nasdaq Hearings Panel a detailed plan to regain compliance with the Rule. The Company expects its common stock to continue trading on The Nasdaq Global Market during the hearing process, but there can be no assurance that the Nasdaq Hearings Panel will grant such request.

Atlantic American Corporation is an insurance holding company involved through its subsidiary companies in specialty markets of the life, health, and property and casualty insurance industries. Its principal insurance subsidiaries are American Southern Insurance Company, American Safety Insurance Company, Bankers Fidelity Life Insurance Company, Bankers Fidelity Assurance Company and Atlantic Capital Life Assurance Company.

Note regarding Private Securities Litigation Reform Act: Except for historical information contained herein, this press release contains forward looking statements, including statements regarding the Company’s ability to regain compliance with Nasdaq listing standards, the Company’s intended appeal of the Staff Determination, and the Company’s intended request for an extended stay of the suspension of trading of its common stock on Nasdaq. These forward-looking statements are not guarantees of future results and involve a number of risks and uncertainties and actual results could differ materially from those indicated by such forward looking statements due to a number of factors, including: the outcome of the Company’s appeal of the Staff Determination; the risk that the Hearings Panel will not grant the Company’s request for an extended stay or any additional extension period to regain compliance with the Rule; and those factors discussed in reports that the Company files from time to time with the SEC. In addition, forward looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements contained herein, except as may be required by law. Accordingly, undue reliance should not be placed upon these forward-looking statements.

For further information contact:
Hilton H. Howell, Jr.
Chairman, President & CEO
Atlantic American Corporation
404-266-5505